EXHIBIT 10.2

EXECUTION COPY

AMENDMENT NO. 3 TO SUPERPRIORITY DEBTOR-IN-POSSESSION ABL CREDIT AGREEMENT
AMENDMENT NO. 3 TO SUPERPRIORITY DEBTOR-IN-POSSESSION ABL CREDIT AGREEMENT (this “Amendment”) dated as of December 7, 2016 to the Superpriority Debtor-In-Possession ABL Credit Agreement dated as of October 31, 2016 (as amended, amended and restated, supplemented or otherwise modified and in effect from time to time, the “Credit Agreement”) among Performance Sports Group Ltd., the other Credit Parties (as defined therein) from time to time party thereto, the financial institutions from time to time party thereto as Lenders (the “Lenders” , and each, a “Lender”), and Bank of America, N.A. as administrative agent and collateral agent (in such capacities, together with its successors and assigns in such capacities, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H :
WHEREAS, pursuant to Section 12.10 of the Credit Agreement, the Credit Parties, the Administrative Agent and the Lenders identified on the signature pages attached hereto (the “Consenting Lenders”) desire to amend the Credit Agreement as set forth herein,
NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties signatory hereto agree as follows:
SECTION 1.  Defined Terms; References.  This Amendment is a Credit Document.  This Amendment and the Credit Agreement shall be construed collectively and in the event that any term, provision or condition of any of such documents is inconsistent with or contradictory to any term, provision or condition of any other such document, the terms, provisions and conditions of this Amendment shall supersede and control the terms, provisions and conditions of the Credit Agreement.  Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.  Each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement, and each reference to “the Credit Agreement”, “thereunder”, “therein” and “thereof” and each other similar reference contained in the other Credit Documents, shall, after this Amendment becomes effective, refer to the Credit Agreement as amended hereby.
SECTION 2.  Amendment.  Subject to the satisfaction of the conditions precedent set forth in Section 4 below:
(a)          Definition of “Covenant Borrowing Base”.  The following definition shall be added to Section 1.01 of the Credit Agreement in alphabetical order:
““Covenant Borrowing Base” shall mean the Borrowing Base plus the Carve-Out Reserve, plus the Indemnity Reserve.”
(b)          Definition of “Initial Budget”.  The definition of “Initial Budget” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:
““Initial Budget” shall mean the budget in form and substance reasonably satisfactory to the Lenders dated on or around one day prior to the Final Financing Order Date and attached as an exhibit to the Final Financing Order.”

(c)          Definition of “Permitted Liquidity Variance”.  The definition of “Permitted Liquidity Variance” in Section 1.01 of the Credit Agreement shall be amended by replacing “December 23, 2016” where it appears therein with “January 27, 2017” and removing “and (c) a $12,500,000 cushion for each week, applicable thereafter” so that the definition reads in its entirety as follows:
““Permitted Liquidity Variance” means, for the Parent and its Subsidiaries, a negative variance in Liquidity compared to the forecasted Liquidity for the applicable week as set forth in the Initial Budget calculated with (a) a $7,500,000 cushion for each week, applicable during the period commencing from the Petition Date through week ending November 25, 2016 and (b) a $10,000,000 cushion for each week, applicable during the period commencing from the week ending November 25, 2016 through week ending January 27, 2017.”
(d)          Letter of Credit Sublimit.  Section 2.13(b) of the Credit Agreement is hereby amended by replacing “$1,500,000” where it appears therein with “$3,500,000” so that Section 2.13(b) reads in its entirety as follows:
“(b)          Request for Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit or the amendment, renewal or extension of an outstanding Letter of Credit, the applicable Lead Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) a LC Request to the Issuing Bank and the Administrative Agent not later than 1:00 p.m. on the second Business Day preceding the requested date of issuance, amendment, renewal or extension (or such later date and time as is reasonably acceptable to the Issuing Bank).  A request for an initial issuance of a Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank: (i) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (ii) the amount thereof; (iii) the expiry date thereof; (iv) the name and address of the beneficiary thereof; (v) the documents to be presented by such beneficiary in case of any drawing thereunder; (vi) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (vii) such other matters as the Issuing Bank may reasonably require.  A request for an amendment, renewal or extension of any outstanding Letter of Credit shall specify in form and detail reasonably satisfactory to the Issuing Bank (w) the Letter of Credit to be amended, renewed or extended; (x) the proposed date of amendment, renewal or extension thereof (which shall be a Business Day), (y) the nature of the proposed amendment, renewal or extension, and (z) such other matters as the Issuing Bank may reasonably require.  If requested by the Issuing Bank, the applicable Lead Borrower also shall submit a letter of credit application substantially on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Lead Borrower shall be deemed to represent and warrant (solely in the case of (w) and (x)) that, after giving effect to such issuance, amendment, renewal or extension (A) the LC Exposure shall not exceed $3,500,000, (B) the sum of the Aggregate Exposures plus the Prepetition Exposures shall not exceed the Line Cap and (C) if a Defaulting Lender exists, either such Lender or the applicable Lead Borrower has entered into arrangements satisfactory to the Administrative Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  Unless the Issuing Bank shall otherwise agree, no Letter of Credit shall be denominated in a currency other than U.S. Dollars.”

(e)          Budget.  Section 5.07 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 5.07          Budget.  The Administrative Agent and the Lenders shall have received a cash flow forecast depicting on a weekly basis receipts and disbursements, unrestricted and restricted cash balance, the outstanding amount of Loans hereunder and under the Prepetition ABL Credit Agreement and the Delayed Draw Term Loans (as defined in the Term Loan DIP Credit Agreement), net cash flow, Availability, Liquidity and the Borrowing Base for each weekly period through the Scheduled Maturity Date (including the week in which the Petition Date occurred) dated as of the Petition Date and delivered to the Administrative Agent as the “Final Budget” prior to the Closing Date, together with a good faith estimate of all borrowings of Loans to be made within the first week following the Closing Date.”
(f)          Sale Transaction.  Section 8.15(a) of the Credit Agreement is hereby amended by inserting “, including in respect of any individual Permitted Asset Group (as defined in the Bidding Procedures Motion)” after the reference to “the CCAA Cases” therein so that Section 8.15(a) of the Credit Agreement reads in its entirety as follows:
“(a)          on the Petition Date, the Credit Parties shall file a motion to approve bidding procedures and stalking horse protections (including any break-up fee or expense reimbursement, the “Bid Protections”) for the Acquiror (the “Bidding Procedures Motion”) in respect of any 363 sale transaction under the U.S. Cases and/or an asset sale transaction under the CCAA Cases, including in respect of any individual Permitted Asset Group (as defined in the Bidding Procedures Motion) (any of the foregoing, a “Sale Transaction” and a Sale Transaction with the Acquiror, the “Acquiror Sale Transaction”), in form and substance reasonably acceptable to the Required Lenders and as soon as reasonably possible, whether before or as part of the Bid Procedure Order (as defined below), the Credit Parties shall obtain from each Bankruptcy Court approval of cross-border protocols, in form and substance reasonably acceptable to the Required Lenders;”
(g)          Milestones.  Section 8.14(e), (f), (g) and (h) of the Credit Agreement are hereby amended by (w) replacing “January 4, 2017” where it appears therein with “January 25, 2017”, (x) replacing “January 9, 2017” where it appears therein with “January 30, 2017”, (y) replacing “January 16, 2017” where it appears therein with “February 6, 2017” and (z) (A) replacing “February 16, 2017” where it appears therein with “February 23, 2017” and (B) replacing “February 28, 2017” where it appears therein with “February 27, 2017” so that each of Section 8.15(e), (f), (g) and (h) of the Credit Agreement read as follows:
“(e)          on or prior to January 25, 2017, the bid deadline set forth in the Bid Procedures Order shall occur;
(f)          on or prior to January 30, 2017, if qualifying bids are received in accordance with the Bid Procedures Order, the Credit Parties shall hold an auction with respect to the Sale Transaction;
(g)          on or prior to February 6, 2017, the Credit Parties shall obtain entry of court orders of the Bankruptcy Courts authorizing the Sale Transaction to the successful bidder in accordance with the Bid Procedures Order, in each case in form and substance reasonably acceptable to the Required Lenders; and

(h)          on or prior to February 23, 2017, the Sale Transaction shall close and all Prepetition Obligations and Obligations hereunder shall be Paid In Full; provided that, such February 23, 2017 date shall be extended until February 27, 2017 (and in any event no later than one (1) Business Day prior to the Scheduled Maturity Date) to the extent necessary for the Sale Transaction to obtain regulatory approval.”
(h)          Records and Schedules of Accounts and Inventory.  Section 8.18(b) of the Credit Agreement is hereby amended so that Section 8.18(b) reads in its entirety as follows:
“(b)          Records and Schedules of Accounts and Inventory.  Each Lead Borrower shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to the Administrative Agent sales, collection, reconciliation and other reports in form reasonably satisfactory to the Administrative Agent on a periodic basis (but not more frequently than at the time of delivery of each of the financials required pursuant to Section 8.01(a) and (b)).  Each Lead Borrower shall also provide to the Administrative Agent, on or before the 20th day of each month (i) a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and the amount, invoice date and due date as the Administrative Agent may reasonably request, and (ii) a report identifying all locations where the Borrowers store any Inventory and including details of the quantity and value of Inventory stored at each such location.  If Accounts owing from any single Account Debtor in an aggregate face amount of $1,000,000 or more cease to be Eligible Accounts, the Borrowers shall notify the Administrative Agent of such occurrence promptly (and in any event within three (3) Business Days) after any Responsible Officer of the Parent has actual knowledge thereof.”
(i)          Liquidity Covenant.  Section 9.13(d) of the Credit Agreement is hereby amended by inserting the word “Covenant” before each of the two references to “Borrowing Base” therein so that Section 9.13(d) of the Credit Agreement reads in its entirety as follows:
“(d)          To the extent actual Liquidity is less than (A) as of the last day of any week through the week ending January 27, 2017, the Liquidity in the Budget less the Permitted Liquidity Variance or (B) commencing with the week ending February 3, 2017, $5,000,000, permit the Covenant Borrowing Base as determined as of any applicable date of determination, to be less than 90% of the Covenant Borrowing Base for such date as set forth in the Initial Budget.”
SECTION 3.  Representations and Warranties.  Each Credit Party hereby represents and warrants that each of the representations and warranties made by any Credit Party set forth in Article 7 of the Credit Agreement or in any other Credit Document are true and correct in all material respects (without duplication of any materiality standard set forth in any such representation or warranty) on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such date (without duplication of any materiality standard set forth in any such representation or warranty).
SECTION 4.  Conditions Precedent.  The amendment to the Credit Agreement set forth in Section 2 hereof shall become effective, as of the date hereof, upon satisfaction of the following conditions precedent:
(a)          The Credit Parties shall have delivered to the Administrative Agent counterparts of this Amendment executed by the Credit Parties;

(b)          The Credit Parties shall have delivered to the Administrative Agent a fully-executed amendment to the Term Loan DIP Credit Agreement, in form and substance satisfactory to the Administrative Agent; and
(c)          The Consenting Lenders constituting the Required Lenders shall have indicated their consent and agreement by executing this Amendment.
SECTION 5.  Effect on Credit Documents.  The Credit Agreement (as amended hereby) and the other Credit Documents (as amended on the date hereof) shall be and remain in full force and effect in accordance with their terms and hereby are ratified and confirmed in all respects.  Except as expressly set forth herein or in any amendment to any other Credit Document executed or delivered on the date hereof, the execution, delivery, and performance of this Amendment shall not operate as a waiver or an amendment of any right, power, or remedy of the Administrative Agent or any Lender under the Credit Agreement or any other Credit Document, as in effect prior to the date hereof.  Each Credit Party hereby ratifies and confirms in all respects all of its obligations under the Credit Agreement (as amended hereby) and the other Credit Documents to which it is a party.
SECTION 6.  No Novation; Entire Agreement.  This Amendment evidences solely the amendment of the terms and provisions of the obligations of Credit Parties under the Credit Documents and is not a novation or discharge thereof.  There are no other understandings, express or implied, among Credit Parties, the Administrative Agent and the Lenders regarding the subject matter hereof or thereof.
SECTION 7.          Ratification of Obligations, Etc. Each Credit Party hereby ratifies and confirms all of its Obligations to the Administrative Agent and the Lenders and other Secured Parties, including, without limitation, the Loans, and each Credit Party hereby affirms its absolute and unconditional promise to pay to the Lenders the Loans, the other Obligations, and all other amounts due under the Credit Documents. Each Credit Party hereby confirms that the Obligations are and remain secured pursuant to the Credit Documents and pursuant to all other instruments and documents executed and delivered by the Credit Parties as security for the Obligations.  In furtherance of the foregoing, each of the Credit Parties hereby reaffirms the security interests of the Administrative Agent and the other Secured Parties in the Collateral.
SECTION 8.          Release of Claims, Etc.  Each Credit Party, for itself and on behalf of any of its Subsidiaries, hereby agrees that (a) no Credit Party has any claim or cause of action against the Administrative Agent, any Lender or any other Secured Party (or any of their respective directors, officers, employees, agents assignees, participants, funding sources, predecessors, attorneys, Affiliates and Related Parties) (each individually, a “Released Party”, and collectively, the “Released Parties”) under, in connection with, or related to, the Credit Documents; (b) no Credit Party has any offset right, counterclaim or defense of any kind against any of its respective Obligations, obligations, indebtedness or liabilities to Released Parties under, in connection with, or related to, the Credit Documents; and (c) each Released Party has heretofore properly performed and satisfied in a timely manner all of its obligations to the Credit Parties under, in connection with, or related to, the Credit Documents.  Each Credit Party wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any Released Party’s rights, interests, contracts, collateral security or remedies under, in connection with, or related to, the Credit Documents.  Therefore, each Credit Party unconditionally releases, waives and forever discharges (x) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Released Party to any Credit Party and (y) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which any Credit Party might otherwise have against the Administrative Agent or any of the other Released Parties, in either case under clause (x) or (y) above, on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind under, in connection with, or related to, the Credit Documents.
SECTION 9.  Governing Law.  Except to the extent governed by the Bankruptcy Code, this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles, but including Section 5-1401 of the New York General Obligations Law.
SECTION 10.  Counterparts; Facsimile Transmission.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile, pdf or electronic signature shall be as effective as delivery of a manually executed counterpart of this Amendment.
SECTION 11.  Payment of Costs and Expenses.  The Credit Parties agree, pursuant to the terms of Section 12.01 of the Credit Agreement, to pay on demand all reasonable invoiced out-of-pocket costs and expenses of the Lenders and the Administrative Agent incurred in connection with the transactions contemplated hereby to the extent not previously paid or paid on the date hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
CREDIT PARTIES:	PERFORMANCE SPORTS GROUP LTD.

BAUER HOCKEY, INC.

BAUER HOCKEY CORP.

BAUER HOCKEY RETAIL INC.

BAUER HOCKEY RETAIL CORP.

BAUER PERFORMANCE SPORTS UNIFORMS INC.

BAUER PERFORMANCE SPORTS UNIFORMS CORP.

BPS DIAMOND SPORTS INC.

BPS DIAMOND SPORTS CORP.

BPS US HOLDINGS INC.

BPS CANADA INTERMEDIATE CORP.

EASTON BASEBALL / SOFTBALL INC.

EASTON BASEBALL / SOFTBALL CORP.

KBAU HOLDINGS CANADA, INC.

PERFORMANCE LACROSSE GROUP INC.

PERFORMANCE LACROSSE GROUP CORP.

PSG INNOVATION INC.

PSG INNOVATION CORP.

	By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	Corporate Secretary or Secretary, as applicable

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]

BANK OF AMERICA, N.A.,
as Administrative Agent, Collateral Agent, Swingline Lender, Issuing Bank and a Lender

By:	/s/ Gregory Kress
Name:	Gregory Kress
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]

BANK OF AMERICA, N.A. (acting through its Canada Branch),
as a Lender

By:	/s/ Sylwia Durkiewicz
Name:	Sylwia Durkiewicz
Title:	Vice President

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Thomas G. Williams
Name:	Thomas G. Williams
Title:	Authorized Officer

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]

JPMORGAN CHASE BANK, N.A., (acting through its Toronto Branch), as a Lender

By:	/s/ M.N. Tam
Name:	M.N. Tam
Title:	Senior Vice President

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]

ROYAL BANK OF CANADA,
as a Lender

By:	/s/ Richard Hall
Name:	Richard Hall
Title:	Senior Director

[Signature Page to Amendment No. 3 to ABL DIP Credit Agreement]